Exhibit 99.1

Avalo Therapeutics Reports Third Quarter 2026 Financial Results and Recent Business Updates

•Advancing abdakibart toward a registrational Phase 3 program in hidradenitis suppurativa, with initiation planned for the first half of 2027
•Advancing AVTX-010, a next-generation, long-acting anti-IL-1β antibody, toward an Investigational New Drug submission in the first half of 2027
•Cash, cash equivalents and investments of $462.8 million as of September 30, 2026, expected to fund operations into 2029

WAYNE, Pa., Nov. 5, 2026 – Avalo Therapeutics, Inc. (Nasdaq: AVTX), a clinical-stage biotechnology company focused on developing therapies targeting the IL-1β pathway for immune-mediated inflammatory diseases, today reported financial results for the third quarter of 2026 and provided a business update.

“LOTUS provides a strong clinical foundation for advancing abdakibart toward registrational development in hidradenitis suppurativa,” said Garry Neil, MD, Chief Executive Officer of Avalo. “The efficacy and safety results observed across both dosing regimens, together with the potential for once-monthly administration, give us confidence in abdakibart’s potential to become an important new treatment option for patients with HS. Our priority is to translate these findings into a rigorous Phase 3 program designed to establish clinically meaningful and durable benefit, informed by upcoming regulatory feedback. We are also advancing AVTX-010, our next-generation, long-acting IL-1β antibody, as we expand our pipeline in IL-1β-mediated diseases. Our strong financial position allows us to pursue these priorities with disciplined capital allocation and investment tied to clear development milestones.”

Recent Corporate Highlights and Upcoming Anticipated Milestones

•Abdakibart (AVTX-009): Continued preparations for a registrational Phase 3 program in hidradenitis suppurativa (HS). Avalo expects feedback from the U.S. Food and Drug Administration on its proposed development plan by year-end 2026 and plans to initiate the Phase 3 program in the first half of 2027.
•AVTX-010: Continued development of its next-generation, Fc-engineered, long-acting anti-IL-1β monoclonal antibody, with an Investigational New Drug (IND) submission anticipated in the first half of 2027. AVTX-010 is being developed for potential use in HS and other inflammatory diseases.
•Phase 2 LOTUS data: Presented a late-breaking oral presentation and poster at the 2026 European Academy of Dermatology and Venereology (EADV) Congress.

Third Quarter 2026 Financial Update

•Cash, cash equivalents and investments were $462.8 million as of September 30, 2026. Net cash used in operating activities was $49.2 million for the nine months ended September 30, 2026. Avalo’s current cash, cash equivalents, and investments are expected to fund operations into 2029.
•Research and development expenses were $15.0 million for the third quarter of 2026, an increase of $1.4 million from the third quarter of 2025, primarily driven by increased CMC expenses related to manufacturing activities for AVTX-010 and abdakibart, as well as increased stock-based compensation expense and salary and related costs. These increases were partially offset by lower clinical expenses as LOTUS trial and related activities decreased following the topline data readout in May 2026.
•General and administrative expenses were $8.4 million for the third quarter of 2026, an increase of $2.8 million from the third quarter of 2025, primarily driven by increased stock-based compensation expense and salary and related costs.

•Net loss was $18.9 million for the third quarter of 2026, a decrease of $11.7 million from the third quarter of 2025. The difference was mainly driven by a $4.2 million increase in operating expenses due to the $1.4 million increase in research and development expenses and $2.8 million increase in general and administrative expenses, as discussed above, more than offset by the impact of the change in fair value related to the derivative liability. Basic and diluted net loss per share was $0.34 and $2.19 for the third quarters of 2026 and 2025, based on 55,060,404 and 14,000,451 weighted average common shares outstanding, respectively.

Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$64,988	$15,858
Short-term investments	327,978	82,478
Prepaid expenses and other current assets	7,558	6,913
Restricted cash, current portion	211	37
Total current assets	400,735	105,286
Long-term investments	69,812	—
Property and equipment, net	198	460
Goodwill	10,502	10,502
Restricted cash, net of current portion	183	210
Total assets	$481,430	$116,458
Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Accounts payable	$2,458	$137
Accrued expenses and other current liabilities	21,636	12,803
Total current liabilities	24,094	12,940
Royalty obligation	2,000	2,000
Deferred tax liability, net	470	434
Derivative liability, non-current	18,320	18,000
Other long-term liabilities	—	35
Total liabilities	44,884	33,409
Mezzanine equity:
Series D Preferred Stock—$0.001 par value; 0 and 1 share of Series D Preferred Stock authorized at September 30, 2026 and December 31, 2025, respectively; 0 and 1 share of Series D Preferred Stock issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Series E Preferred Stock—$0.001 par value; 0 and 1 share of Series E Preferred Stock authorized at September 30, 2026 and December 31, 2025, respectively; 0 and 1 share of Series E Preferred Stock issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Stockholders’ equity:
Common stock—$0.001 par value; 200,000,000 shares authorized at September 30, 2026 and December 31, 2025; 53,923,083 and 18,512,757 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	54	18
Series C Preferred Stock—$0.001 par value; 3,359 and 34,326 shares of Series C Preferred Stock authorized at September 30, 2026 and December 31, 2025, respectively; 3,359 and 18,792 shares of Series C Preferred Stock issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Series C-1 Preferred Stock—$0.001 par value; 4,295 and 0 shares of Series C-1 Preferred Stock authorized at September 30, 2026 and December 31, 2025, respectively; 4,295 and 0 shares of Series C-1 Preferred Stock issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	961,459	531,485
Accumulated other comprehensive (loss) income	(1,512)	68
Accumulated deficit	(523,455)	(448,522)
Total stockholders’ equity	436,546	83,049
Total liabilities, mezzanine equity and stockholders’ equity	$481,430	$116,458
The consolidated balance sheets as of September 30, 2026 and December 31, 2025 have been derived from the reviewed and audited financial statements, respectively, but do not include all of the information and footnotes required by accounting principles accepted in the United States for complete financial statements.

Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$15,046	$13,621	$52,512	$36,817
General and administrative	8,351	5,577	23,304	16,366
Total operating expenses	23,397	19,198	75,816	53,183
Loss from operations	(23,397)	(19,198)	(75,816)	(53,183)
Other income (expense):
Change in fair value of derivative liability	210	(12,530)	(320)	(14,680)
Change in fair value of contingent consideration	—	—	(6,574)	—
Interest income, net	4,249	1,114	7,813	3,359
Total other income (expense), net	4,459	(11,416)	919	(11,321)
Loss before taxes	(18,938)	(30,614)	(74,897)	(64,504)
Income tax expense	7	11	36	35
Net loss	$(18,945)	$(30,625)	$(74,933)	$(64,539)

Net loss per share of common stock, basic and diluted	$(0.34)	$(2.19)	$(1.89)	$(5.47)
Weighted average common shares outstanding	55,060,404	14,000,451	39,717,826	11,795,810

The unaudited consolidated statements of operations for the three and nine months ended September 30, 2026 and 2025 have been derived from the reviewed financial statements, but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

About Avalo Therapeutics

Avalo Therapeutics is a clinical stage biotechnology company dedicated to developing therapeutics targeting the IL-1β pathway for immune-mediated inflammatory diseases. Avalo is advancing its lead anti-IL-1β monoclonal antibody (mAb) drug candidate, abdakibart, into a phase 3 registrational program in hidradenitis suppurativa (HS), a chronic inflammatory skin condition that affects an estimated 1-4% of the population globally. Avalo is pursuing additional development opportunities in IL-1β driven indications. Avalo is also developing AVTX-010, a long-acting next-generation anti-IL-1β mAb. For more information about Avalo, please visit www.avalotx.com.

About Abdakibart

Abdakibart is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes its activity. IL-1β is a pro-inflammatory cytokine that plays a central role in the pathogenesis of a wide range of human diseases. It activates immune cells that generate proinflammatory cytokines, including IL-6, TNF-α, and IL-17. Dysregulated IL-1β signaling is a major driver of inflammation, contributing to the progression of autoimmune disorders. IL-1β inhibition has proven effective in multiple immune-mediated inflammatory diseases.

About AVTX-010

AVTX-010 is an Fc-engineered, long-acting anti-IL-1β monoclonal antibody designed to extend half-life while preserving the pharmacology and specificity of abdakibart.

Forward-Looking Statements

This press release includes forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: therapeutic potential, clinical benefits and safety profiles of abdakibart (AVTX-009); advancement of abdakibart into a registrational phase 3 program and correspondence with regulatory authorities; advancement of AVTX-010 into clinical trials and expectations of timing and results from such clinical trials; the timing of an IND submission for AVTX-010 in the first half of 2027; Avalo’s financial condition and expected cash runway into 2029; expectations regarding timing, success and data announcements of ongoing nonclinical studies and clinical trials; drug development costs, reliance on investigators and enrollment of patients in clinical trials; and Avalo’s plans to develop and commercialize its current and any future product candidates and the implementation of its business model and strategic plans for its business.

Any forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements including, without limitation, risks associated with: the timing and anticipated results of Avalo’s current and future nonclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future nonclinical studies or clinical trials or the development of Avalo’s product candidates; the risk that the results of prior nonclinical studies and clinical trials may not be predictive of future results in connection with current or future nonclinical studies and clinical trials, including those for abdakibart and AVTX-010; the timing and outcome of any interactions with regulatory authorities; obtaining, maintaining and protecting Avalo’s intellectual property; the availability of funding sufficient for Avalo’s operating expenses and capital expenditure requirements, reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by the war in Ukraine and the Middle East; and those other risks detailed in Avalo’s filings with the Securities and Exchange Commission, available at www.sec.gov. Avalo may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. In addition, any forward-looking statements represent Avalo’s view only as of today and should not be relied upon as representing its views as of any subsequent date. You should not rely upon forward-looking statements as predictions of future events and actual results or events could differ materially from the plans, intentions and expectations disclosed herein. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries

Jonathan Neely
VP, Head of Investor Relations
jneely@avalotx.com

Meru Advisors
Lauren Glaser
lglaser@meruadvisors.com